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                                 Exhibit 23(b)


                              ACCOUNTANT'S CONSENT

         We have issued our report dated February 25, 1999, accompanying the consolidated financial statements of Camco Financial Corporation for the year ended December 31, 1998 which are incorporated by reference in the Corporation's Form S-4 to be filed with the Securities and Exchange Commission on or about October 1, 1999. We hereby consent to the incorporation by reference of said report in the Prospectus/Joint Proxy Statement.



Grant Thornton LLP



Cincinnati, Ohio
September 30, 1999